Exhibit 10.38(b)

FIRST AMENDMENT TO AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
CHARTER COMMUNICATIONS OPERATING, LLC
(a Delaware Limited Liability Company)

    This First Amendment (the “Amendment”) to the Amended and Restated Limited Liability Company Agreement of Charter Communications Operating, LLC (the “Company”) is made as of June 22, 2004 by CCO Holdings, LLC, a Delaware limited liability company (the “Member”), as the sole member of the Company.
W I T N E S S E T H:
          WHEREAS, in an Unanimous Written Consent dated June 18, 2004, the Board of Directors of Charter Communications, Inc., acting in its capacity as Manager of the Company, approved amending Section 4 (b) of the Amended and Restated Limited Liability Agreement;
    WHEREAS, the Member wishes to amend Section 4 (b) – Board of  Directors of the Limited Liability Company Agreement to reflect the increase in the number of directors for the Company;
    NOW THEREFORE, the Member hereby deems it advisable and in the best interest of the Company to amend Section 4 as follows:
SECTION 4 (b) – Board of Directors
            iii)        The number of directors on the date hereof is two, which number may be changed from time to time by the Manager.

    IN WITNESS WHEREOF, the Member has caused this Amendment to be duly executed on the date first above written.

CCO HOLDINGS, LLC

By:     /s/ Patricia M. Carroll
           Patricia M. Carroll
           Vice President and Assistant Secretary